SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934


  Date of Report (Date of earliest event reported)
                     December 31, 1997


                 CUMBERLAND HEALTHCARE, L.P. I-A
      (Exact name of registrant a specified in its charter)


       Delaware                    0-16415              59-2660778
(State or other jurisdiction    (IRS Employer        (Commission
  of incorporation)              File Number)        Identification No.)


    880 Carillon Parkway,   St. Petersburg,    Florida  33716
             (Address of Principal executive offices)

          Registrant's telephone number (813) 573-3800





            INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.   Not Applicable

Item 2. The Registrant's partnership, Cumberland Healthcare, L.P. I-B, entered into a Purchase and Sale Agreement with Public Hospital District No. 2 of Clallam County ("Hospital"), pursuant to which Hospital agreed to purchase one nursing home. The purchase price was two million eight hundred thousand dollars ($2,800,000). The transaction was consummated on December 31, 1997. The Hospital home consists of a facility with 60 skilled beds and 24 assisted living beds. The facility is known as Olympic Healthcare.

       (a) The purchase price, after mortgage pay-off, co-owner split and closing cost deductions, was paid by federal funds wire transfer to the Registrant.

       After the closing, the Registrant does not own interest in any other property.

       There is no material relationship between Hospital and the Registrant.

Item 3.   Not Applicable

Item 4.   Not Applicable

Item 5. Pursuant to consents solicited by the Registrant in accordance with a proxy statement dated April 17, 1996, the limited partners of the Registrant approved a Plan of Liquidation and Dissolution as described in such Proxy Statement.

Item 6.   Not Applicable

Item 7.   Not Applicable

Item 8.   Not Applicable

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                CUMBERLAND HEALTHCARE, L.P. I-A
                                           (Registrant)

Date:  January 15, 1998            By:  Medical Investments Partners
                                   By:  RJ Health Properties, Inc.
                                        Managing General Partner

                                   By:  /s/ J. Davenport Mosby, III
                                        Vice President and Director